EXHIBIT 99.1

The Joint Corp. Reports Third Quarter 2019 Financial Results

- Grows System-Wide Sales 33% Quarterly and Year-to-Date, Compared to 2018 -
- Increases Franchise Licenses Sales to 103 at Sept. 30, 2019, Up 172% Year-to-Date -
- Raises Revenue, Adjusted EBITDA and Corporate Clinic 2019 Guidance -
- Opens 21 Franchised Clinics in Q3 2019, Bringing the Year-to-Date Total to 47 -

SCOTTSDALE, Ariz., Nov. 07, 2019 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported its financial results for the third quarter ended September 30, 2019.

Third Quarter Highlights: 2019 Compared to 2018

  Increased system-wide sales1 33%, to $56.2 million.
  Achieved comp sales2 of 23%.
  Reached revenue of $12.7 million, up 38%.
  Posted fourth consecutive quarter of positive net income at $617,000, up $825,000.
  Reported ninth consecutive quarter of positive Adjusted EBITDA at $1.4 million, up 134%.

Third Quarter 2019 Operating Achievements

  Sold 28 franchise licenses, compared to 26 sold in the third quarter of 2018.  The total number of franchise licenses sold year-to-date rose to 103, compared to 60 in the first nine months of 2018.
  Grew total clinics to 488 at September 30, 2019: 430 franchised and 58 company-owned or managed.
    Opened 21 franchised clinics and closed two franchised clinics, compared to opening 10 and closing one in the third quarter of 2018.
    Opened one company-owned or managed greenfield clinic and acquired six franchises, compared to no changes in the third quarter of 2018.
    Subsequent to the quarter end, acquired one previously franchised clinic and opened a greenfield clinic.
    Year-to-date through November 7, 2019, opened five greenfields and acquired eight previously franchised clinics, bringing the total new company-owned or managed clinics for 2019 to 13, exceeding 2019 guidance.

1 System-wide sales include sales at all clinics, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance, because these sales are the basis on which the Company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed, respectively.

“Our team’s efforts executing key growth and productivity initiatives over the last three years continue to accelerate our business momentum, and our strong financial performance led us to increase 2019 guidance,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “Our system-wide sales for the nine months ended September 30, 2019 reached $158 million, up 33% compared to the same period last year. Year-to- date through November 7, 2019, we bought back eight clinics from franchisees and opened five greenfield clinics, exceeding our previous 2019 guidance on new company-owned or managed clinics. Further, our franchise sales increased 172% year-to-date and have already surpassed the total for all of 2018. These leading indicators combined with growing interest in the utilization of chiropractic care for pain relief and management support our confidence in our ability to continue to drive shareholder value.”

Third Quarter Unaudited Financial Results: 2019 Compared to 2018
Revenue was $12.7 million in the third quarter of 2019, compared to $9.2 million in the third quarter of 2018, up 38%.  The growth is primarily related to a greater number of clinics as well as increased adoption of chiropractic care.

Cost of revenue was $1.4 million, up 32% compared to the third quarter of 2018, reflecting the success of the regional developer (RD) program resulting in higher commissions and royalties related to an increased number of franchised locations sold and opened within RD territories. Selling and marketing expenses were $1.8 million, or 14% of revenue, compared to $1.2 million, or 13% of revenue, in the third quarter of 2018, reflecting the increased local marketing spend associated with the corporate clinic expansion. General and administrative expenses were $8.3 million, or 65% of revenue, compared to $6.8 million, or 74% of revenue in the third quarter of 2018. The absolute dollar increase reflects both the corporate clinic expansion as well as increases in employee head count to support growth.  The decrease in general and administrative expenses as a percent of revenue reflects the improving leverage in the operating model.

Net income was $617,000, or $0.04 per diluted share, compared to a net loss of $208,000, or $0.02 per share, in the third quarter of 2018.

Adjusted EBITDA was $1.4 million, an improvement of 134% compared to Adjusted EBITDA of $609,000 in the third quarter last year.  The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity
Unrestricted cash was $7.8 million at September 30, 2019, compared to $8.7 million at December 31, 2018, reflecting increased cash flow from operations, offset by continued investment in corporate clinic expansion and the development of the new IT platform.

2019 Guidance for Financial Results and Clinic Openings
Management increased its full year 2019 guidance and expects:

  Revenue to increase between 30% and 33%, up from 26% and 32% previously forecasted, compared to $36.7 million dollars in 2018;
  Adjusted EBITDA to grow between 100% and 110%, up from 67% and 100% previously forecasted, compared to $2.9 million in 2018;
  Franchised clinic openings to range from 70 to 80; and
  New company-owned or managed clinics expansion, through a combination of both greenfields and buybacks, to be 13, up from 8 to 12 previously forecasted.

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, November 7, 2019, to discuss the third quarter 2019 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931 and referencing conference code 5953258. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through November 14, 2019. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 5953258.

Non-GAAP Financial Information

This release includes a presentation of non-GAAP financial measures. System-wide sales include sales at all clinics, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance, because these sales are the basis on which the Company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed, respectively.

EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements, including our expectation relating to the timing of the filing of our Form 10-Q for the quarter ended September 30, 2019. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2018 and as may be described in any “Risk Factors” in subsequently filed Quarterly Reports on Form 10-Q.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic care by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With nearly 500 clinics nationwide and over 6 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit http://www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

      -- Financial Tables Follow --

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
ASSETS	(unaudited)	(as adjusted)
Current assets:
Cash and cash equivalents	$7,826,949	$8,716,874
Restricted cash	169,044	138,078
Accounts receivable, net	1,339,499	806,350
Notes receivable - current portion	164,640	149,349
Deferred franchise costs - current portion	738,341	611,047
Prepaid expenses and other current assets	1,055,135	882,290
Total current assets	11,293,608	11,303,988
Property and equipment, net	5,698,143	3,658,007
Operating lease right-of-use asset	13,149,467	-
Notes receivable, net of current portion and reserve	2,827	128,723
Deferred franchise costs, net of current portion	3,618,751	2,878,163
Intangible assets, net	3,566,105	1,634,060
Goodwill	4,123,176	3,225,145
Deposits and other assets	326,633	599,627
Total assets	$41,778,710	$23,427,713

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,682,685	$1,253,274
Accrued expenses	320,821	266,322
Co-op funds liability	169,044	104,057
Payroll liabilities	1,960,536	2,035,658
Notes payable - current portion	1,000,000	1,100,000
Deferred rent - current portion	-	136,550
Operating lease liability - current portion	2,195,852	-
Finance lease liability - current portion	23,656	-
Deferred franchise and regional developer fee revenue - current portion	2,750,944	2,370,241
Deferred revenue from company clinics	2,818,320	2,529,497
Other current liabilities	446,277	477,528
Total current liabilities	13,368,135	10,273,127
Deferred rent, net of current portion	-	721,730
Operating lease liability - net of current portion	11,798,120	-
Finance lease liability - net of current portion	40,689	-
Deferred franchise and regional developer fee revenue, net of current portion	12,654,095	11,239,221
Deferred tax liability	86,633	76,672
Other liabilities	27,230	389,362
Total liabilities	37,974,902	22,700,112
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized,
0 issued and outstanding, as of September 30, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,894,621 shares issued and 13,878,859 shares outstanding as of September 30, 2019 and 13,757,200 shares issued and 13,742,530
outstanding as of December 31, 2018	13,895	13,757
Additional paid-in capital	39,253,617	38,189,251
Treasury stock 15,762 shares as of September 30, 2019 and 14,670 shares as of December 31, 2018, at cost	(111,040)	(90,856)
Accumulated deficit	(35,352,764)	(37,384,651)
Total The Joint Corp. stockholders' equity	3,803,708	727,501
Non-controlling Interest	100	100
Total equity	3,803,808	727,601
Total liabilities and stockholders' equity	$41,778,710	$23,427,713

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
		(as adjusted)		(as adjusted)
Revenues:
Revenues from company-owned or managed clinics	$6,829,576	$4,853,841	$18,245,940	$14,328,152
Royalty fees	3,447,270	2,588,666	9,737,616	7,283,839
Franchise fees	541,339	457,516	1,405,678	1,254,997
Advertising fund revenue	978,209	736,987	2,797,576	2,083,769
Software fees	514,350	324,250	1,256,711	947,635
Regional developer fees	210,233	142,651	594,615	410,075
Other revenues	205,400	137,776	537,596	384,970
Total revenues	12,726,377	9,241,687	34,575,732	26,693,437
Cost of revenues:
Franchise cost of revenues	1,318,966	1,005,162	3,634,397	2,855,712
IT cost of revenues	107,903	79,545	297,561	252,911
Total cost of revenues	1,426,869	1,084,707	3,931,958	3,108,623
Selling and marketing expenses	1,793,229	1,194,595	5,068,585	3,590,562
Depreciation and amortization	538,372	389,269	1,308,515	1,181,661
General and administrative expenses	8,297,680	6,476,903	22,078,244	18,613,101
Total selling, general and administrative expenses	10,629,281	8,060,767	28,455,344	23,385,324
Net loss on disposition or impairment	29,848	343,255	116,775	594,934
Income (loss) from operations	640,379	(247,042)	2,071,655	(395,444)

Other income (expense):
Bargain purchase gain	-	-	19,298	30,455
Other expense, net	(16,697)	(10,672)	(43,469)	(32,582)
Total other expense	(16,697)	(10,672)	(24,171)	(2,127)

Income (loss) before income tax (expense) benefit	623,682	(257,714)	2,047,484	(397,571)

Income tax (expense) benefit	(6,702)	50,171	(15,597)	107,575

Net income (loss) and comprehensive income (loss)	$616,980	$(207,543)	$2,031,887	$(289,996)

Less: income (loss) attributable to the non-controlling interest	$-	$-	$-	$-

Net income (loss) attributable to The Joint Corp. stockholders	$616,980	$(207,543)	$2,031,887	$(289,996)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.04	$(0.02)	$0.15	$(0.02)
Diluted earnings (loss) per share	$0.04	$(0.02)	$0.14	$(0.02)

Basic weighted average shares	13,846,045	13,727,712	13,798,593	13,646,599
Diluted weighted average shares	14,526,538	13,727,712	14,442,203	13,646,599

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2019	2018
		(as adjusted)
Net income (loss)	$2,031,887	$(289,996)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities	1,852,280	1,892,261
Changes in operating assets and liabilities	821,041	286,148
Net cash provided by operating activities	4,705,208	1,888,413
Net cash used in investing activities	(5,955,484)	(698,770)
Net cash provided by financing activities	391,317	286,721
Net (decrease) increase in cash	$(858,959)	$1,476,364

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
RECONCILIATION FOR GAAP TO NON-GAAP

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Financial Data:	2019	2018	2019	2018
		(as adjusted)		(as adjusted)
Net income (loss)	$616,980	$(207,543)	$2,031,887	$(289,996)
Net interest	16,697	10,672	43,469	32,581
Depreciation and amortization expense	538,372	389,269	1,308,515	1,181,661
Tax expense (benefit)	6,702	(50,171)	15,597	(107,575)
EBITDA	$1,178,751	$142,227	$3,399,467	$816,671
Stock compensation expense	186,020	122,777	536,744	469,405
Acquisition related expenses	33,091	701	36,241	3,950
Bargain purchase gain	-	-	(19,298)	(30,455)
Net loss on disposition or impairment	29,848	343,255	116,775	594,934
Adjusted EBITDA	$1,427,710	$608,960	$4,069,929	$1,854,505